Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Receives No Objection Letter from Health Canada, Enabling Company to Expand CardiAMP Cell Therapy Heart Failure Trial into Canada

SUNNYVALE, Calif. – March 1, 2022 – BioCardia®, Inc. (Nasdaq: BCDA), a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced that it has received a No Objection Letter from Health Canada, the country’s health services agency, allowing the CardiAMP® Heart Failure Trial to expand into Canada. The Phase III pivotal trial is currently enrolling patients in the U.S.

Four world-class Canadian clinical sites are currently working through the activation process in order to be ready to begin enrolling patients in the near future. The Company expects to announce these sites in the coming months.

The CardiAMP Cell Therapy Heart Failure Trial is evaluating the effectiveness of the CardiAMP Cell Therapy System for improving survival, reducing major adverse cardiac events, enhancing functional capacity, and improving quality of life for New York Heart Association (NYHA) Class II and III patients who have heart failure associated with ischemic cardiomyopathy.

“Expansion into respected centers in Canada is expected to strengthen the overall clinical trial and accelerate its completion,” said Peter Altman, Ph.D., President and Chief Executive Officer of BioCardia. “The Health Canada process has been longer than expected as the trial was required to be approved by both the devices and the biologics groups at Health Canada in a sequential process. We value the rigorous Health Canada reviews as each one has made us stronger. We are delighted to partner with the site leadership teams in Canada and the United States to further the development of this promising treatment option for their patients with ischemic heart failure. ”

About the CardiAMP Cell Therapy Program

CardiAMP cell therapy uses a patient’s own (autologous) bone marrow cells delivered to the heart in a minimally invasive, catheter-based procedure to potentially stimulate the body’s natural healing response. The CardiAMP Cell Therapy Heart Failure Trial is the first multicenter clinical trial of a stem cell therapy to prospectively screen for stem cell therapeutic potency in order to improve patient outcomes.  CardiAMP Cell Therapy incorporates three proprietary elements not previously utilized in investigational cardiac cell therapy, which the company believes improves the probability of success of the Phase III Trial: a pre-procedural diagnostic for patient selection, a high target dosage of cells, and a proprietary delivery system that has been shown to be safer than other intramyocardial delivery systems and exponentially more successful in cell retention.   CAUTION - Limited by United States law to investigational use.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogeneic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases. These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references the Company’s product candidates and expectations for its development programs. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Michelle McAdam

Chronic Communications, Inc.

Email: michelle@chronic-comm.com

Phone: 310-902-1274

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com

Phone: 650-226-0120